Acknowledgement and Acceptance of Special Servicer

March 4, 2021

BY EMAIL

Wells Fargo Bank, National Association (as Certificate Administrator)

9062 Old Annapolis Road

Columbia, Maryland 21045 1951

Attention: Corporate Trust Services (CMBS) CFCRE 2016-C6

Email: trustadministrationgroup@wellsfargo.com

Email: cts.cmbs.bond.admin@wellsfargo.com

RE:	Acknowledgement and Acceptance of Potomac Mills Special Servicer;

CFCRE 2016-C6 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C6

Ladies and Gentlemen:

Reference is made to that certain Pooling and Servicing Agreement (the “PSA”), dated as of November 1, 2016, between CCRE Commercial Mortgage Securities, L.P., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer,  AEGON USA Realty Advisors, LLC, as Potomac Mills Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Paying Agent and Custodian, Park Bridge Lender Services LLC, as Operating Advisor, and Park Bridge Lender Services LLC, as Asset Representations Reviewer, relating to the CFCRE 2016-C6 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C6. Reference is further made to that certain Agreement Between Noteholders (the “Co-Lender Agreement”), dated as of November 17, 2016, by and between Société Générale (Initial Note A-1 Holder, Initial A-2 Holder, Initial A-3 Holder, Initial B-1 Holder, Initial B-2 Holder and Initial B-3 Holder), Bank of America, N.A. (Initial Note A-4 Holder, Initial A-5 Holder, Initial B-4 Holder and Initial B-5 Holder), Cantor Commercial Real Estate Lending, L.P. (Initial Note A-6 Holder, Initial Note A-7 Holder, Initial Note A-8 Holder, Initial B-6 Holder, Initial B-7 Holder and Initial B-8 Holder), Barclays Bank PLC (Initial Note A-9 Holder, Initial Note A-10 Holder, Initial B-9 Holder and Initial B-10 Holder).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the PSA and the Co-Lender Agreement, respectively.

Pursuant to Section 3.22(i) of the PSA and Section 7 of the Co-Lender Agreement, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Potomac Mills Special Servicer under, and as defined in, the PSA. The effective date (the “Effective Date”) of the appointment of the undersigned as Potomac Mills Special Servicer shall be the date hereof. The undersigned hereby assumes, as of the Effective Date, all of the responsibilities, duties and liabilities of the Potomac Mills Special Servicer under the PSA that arise on and after the Effective Date. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.04(b) of the PSA mutatis

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Acknowledgement and Acceptance of Special Servicer

mutandis with all references to “Agreement” in Section 2.04(b) of the PSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: Situs Holdings, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Delaware.  The undersigned further represents and warrants that it satisfies all of the eligibility requirements applicable to special servicers set forth in the PSA and that all requirements and preconditions for the appointment of the undersigned as Potomac Mills Special Servicer have been satisfied.

Situs Holdings, LLC’s address for notices pursuant to Section 12.05 of the PSA is as follows:

Situs Holdings, LLC

101 Montgomery Street, Suite 2250

San Francisco, California 94104

Attention: Curt Spaugh

E-mail: curtspaugh@situsamc.com

with a copy to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

E-mail: legal@situsamc.com

and

samnotice@situsamc.com.

Sincerely,

SITUS HOLDINGS, LLC

By: /s/ Adriana Boudreaux

Name: Adriana Boudreaux

Title: Deputy General Counsel

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